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                                                                 EXHIBIT 5
                                                                 ---------
                         NUTTER, McCLENNEN & FISH, LLP

                               ATTORNEYS AT LAW


                            ONE INTERNATIONAL PLACE
                       BOSTON, MASSACHUSETTS  02110-2699


                                April 25, 1997
                                   12856-39

Carey International, Inc.
4530 Wisconsin Avenue, N.W.
Washington D.C. 20016

Ladies/Gentlemen:

     Reference is made to the Registration Statement on Form S-1 (File No. 333-22651) (the "Registration Statement"), and the Prospectus constituting Part I thereof (the "Prospectus"), which Carey International, Inc., a Delaware corporation (the "Company"), has filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to 3,335,000 shares of the Company's common stock, $.01 par value (the "Common Stock"), consisting of (i) 2,900,000 shares of Common Stock to be sold by the Company and (ii) 335,000 shares to be sold by the Company if Montgomery Securities and Ladenburg, Thalmann & Co. Inc., as representatives of the underwriters, exercise in full an over-allotment option granted to such underwriters.

     We have acted as counsel for the Company in connection with the Registration Statement. We have examined original or certified copies of the Certificate of Incorporation of the Company and all amendments thereto, the Company's By-laws, certain corporate records of the Company to the date hereof, certificates of public officials and such other documents, records and materials as we have deemed necessary in connection with this opinion letter.

     Based upon the foregoing and in reliance upon information from time to time furnished to us by the officers, directors and agents of the Company, we are of the opinion that the shares of Common Stock, when issued and sold by the Company upon the terms described in the Registration Statement, will be duly and validly issued, fully paid and non-assessable.

     We understand that this opinion letter is to be used in connection with the Registration Statement, as finally amended, and hereby consent to the filing of this opinion letter with and as a part of the Registration Statement as so amended, and to the reference to our firm in the Prospectus under the heading "Legal Matters." It is understood that this opinion letter is to be used in connection with the offer and sale of the aforesaid shares only while said Registration Statement is effective as so amended and as it may be amended from time to time as contemplated by Section 10(a)(3) of the Securities Act.


                              Very truly yours,

                              /s/ Nutter, McClennen & Fish, LLP

                              NUTTER, McCLENNEN & FISH, LLP